UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 14, 2014

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On October 15, 2014, Triple-S Management Corporation (the "Company") issued a press release announcing that on October 14, 2014, the Puerto Rico Health Insurance Administration ("ASES" by its Spanish acronym) issued a Notice of Intent to Award Contract informing that its health subsidiary, Triple-S Salud, has been selected to provide healthcare services in the Metro North and West regions of the Government's health insurance program (Medicaid), known as Plan de Salud del Gobierno (PSG), on an at-risk basis commencing April 1, 2015. The proposed contract provides that ASES will pay Triple-S Salud a rate of $173.86 per member per month (pmpm) for the Metro North Region and $140.31 pmpm for the West Region. The proposed contract will have a 27-month term that could potentially be extended, subject to rate negotiations, by up to 12 months at ASES’ discretion.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being furnished with this report:
Exhibit 99.1 Press Release dated October 15, 2014 issued by Triple-S Management Corporation.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

October 15, 2014	By:	/s/ Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 15, 2014 issued by Triple-S Management Corporation